Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

(Pursuant to Section 302 of the Sarbanes-Oxley Act)

I, K. Reginald Fubara, certify that:

1. I have reviewed this Annual Report on Form 10-K of HyOrc Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading;

3. Based on my knowledge, the financial statements fairly present in all material respects the financial condition and results of operations of the Company;

4. I am responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting;

5. I have disclosed to the auditors and audit committee all significant deficiencies and any fraud;

6. I have indicated whether there were significant changes in internal controls.

Date: March 30th, 2026

By:	/s/ K. Reginald Fubara
K. Reginald Fubara
Chief Executive Officer